FILED PURSUANT TO RULE 424(b)(3)
                                 REGISTRATION NO. 333-28925


PRICING SUPPLEMENT NO. 3
DATED AUGUST 19, 1997 TO
PROSPECTUS DATED JULY 2, 1997
AND PROSPECTUS SUPPLEMENT DATED AUGUST 5, 1997



  AMERICAN GENERAL FINANCE CORPORATION
         MEDIUM-TERM NOTES, SERIES E
                       (FIXED RATE)

  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


DATE OF ISSUE:  August 22, 1997     X      BOOK-ENTRY NOTES
                                         CERTIFICATED NOTES


                                        CUSIP NO. 02635PLG6


                                                  Per Annum
Principal Amount       Maturity Date          Interest Rate


$5,000,000            August 22, 2002                 6.52%



The aggregate principal amount of this offering is $5,000,000. Medium-Term Notes, Series E ("Notes"), may be issued by the Company in the aggregate principal amount of up to $1,000,000,000. To date, including this offering, an aggregate of $18,500,000 of offers to purchase the Notes have been accepted.





THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.